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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Gulfterra Energy Partners, L.P.

(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE

This filing, made pursuant to Rule 14a-6(c) under the Securities Exchange Act of 1934, relates to the proposed merger between GulfTerra Energy Partners, L.P. and Enterprise Products Partners L.P. The final joint proxy/prospectus relating to the proposed merger was filed by Enterprise on June 23, 2004 (file number 333-115300). This filing includes Powerpoint slides from a presentation made by GulfTerra to its proxy solicitor, D. F. King & Co., Inc. on Thursday, June 24, 2004.

Enterprise/GulfTerra Merger DF King Proxy Solicitation Presentation June 24, 2004

Safe Harbor Statement: EPD Cautionary Statement Regarding Forward Looking Statements This presentation contains various forward-looking statements and information that are based on Enterprise's beliefs and those of its general partner, as well as assumptions made by and information currently available to them. When used in this presentation, words such as "anticipate," "project," "expect," "plan," "goal," "forecast," "intend," "could," "believe," "may," and similar expressions and statements regarding the contemplated transaction and the plans and objectives of Enterprise for future operations, are intended to identify forward-looking statements. Although Enterprise and its general partner believe that such expectations reflected in such forward- looking statements are reasonable, neither it nor its general partner can give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those Enterprise anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on Enterprise's results of operations and financial condition are: ? fluctuations in oil, natural gas and NGL prices and production due to weather and other natural and economic forces; ? a reduction in demand for its products by the petrochemical, refining or heating industries; ? a decline in the volumes of NGLs delivered by its facilities; ? the failure of its credit risk management efforts to adequately protect it against customer non-payment; ? terrorist attacks aimed at its facilities; ? the failure to complete the proposed merger; ? the failure to successfully integrate the respective business operations upon completion of the merger or its failure to successfully integrate any future acquisitions; and ? the failure to realize the anticipated cost savings, synergies and other benefits of the proposed merger. Enterprise has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Regulatory Statements: GTM Cautionary Statement Regarding Forward Looking Statements This presentation includes forward-looking statements and projections. The partnership has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors, including the integration of acquired businesses, pending merger with a subsidiary of Enterprise Partners, status of the partnership's greenfield projects, successful negotiation of customer contracts, and general economic and weather conditions in markets served by GulfTerra Energy Partners and its affiliates, could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation. While the partnership makes these statements and projections in good faith, neither the partnership nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to the partnership's (and its affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results. Non-GAAP Reconciliations Reconciliations of non-GAAP measures used in this presentation to the most comparable GAAP measures are available on the "Investors" page of our website at www.gulfterra.com, on a tab entitled non-GAAP reconciliations including a reconciliation of performance cash flow to net income.

Merger of EPD and GTM On December 15, 2003, Enterprise Products, GulfTerra Energy and El Paso Corporation announced a multi-step transaction resulting in the merger of EPD and GTM HSR filed in January 2004 Announced post-merger executive management teams Joint proxy (S-4) effective on June 22, 2004 Unitholder meetings scheduled July 29, 2004 Transaction expected to close second half 2004 following unitholders and FTC approvals

Overview of Combined Operations Pipelines 17,000+ miles of natural gas pipelines 13,000+ miles of NGL and petrochemical pipelines 340+ miles of GOM crude oil pipelines 164 MMBbls of NGL storage capacity 23 Bcf of natural gas storage capacity 7 GOM offshore hub platforms NGL import/export terminals on the Houston Ship Channel Petrochemical Plants 12 NGL fractionators with capacity of 456 MBPD 3 butane isomerization plants with capacity of 116 MBPD 4 propylene fractionators with capacity of 65 MBPD Natural Gas Processing 24 plants with a net processing capacity of 6 Bcf/d

Combined EPD and GTM System Map

Expected Benefits of the Combination the creation of North America's leading midstream company, with geographic and product diversity and balance, serving key natural gas basins; enhanced growth prospects; the continuation of and improvement on GulfTerra's previous independence initiatives; a lower cost of capital; increased market liquidity of common units; long-term accretion to distributable cash flow per unit; the strengths of the combined management teams; growth and diversification of sources of cash flow; and potential cost savings and interest savings. GulfTerra's Reasons for the Merger The board of directors of GulfTerra's general partner, and the audit and conflicts committee of that board (which consists solely of directors meeting the independent director requirements established by the NYSE and the Sarbanes-Oxley Act of 2002), considered many factors in approving and adopting the merger and the merger agreement, including the following expected benefits of the merger to GulfTerra and its unitholders:

Expected Benefits of the Combination Enterprise's Reasons for the Merger The board of directors of Enterprise's general partner considered various factors in approving and adopting the merger agreement and approving the issuance of Enterprise's common units pursuant to the merger agreement, including the following potential benefits of the merger to the combined company: significant increases in the diversity and scale of operations of the combined company; greater cash flow stability; incremental growth opportunities; potential cost savings; and long-term accretion to distributable cash flow per unit to Enterprise unitholders. Continued

Expected Value Drivers for Merger Creates $13B partnership with the best GP structure among the universe of growth partnerships Highest GP incentive distribution right of 25% results in A lower cost of capital for the combined partnership; Greater accretion from organic and acquisition growth; and Transfer of economic value from GP to LP Traditional merger synergies Incremental organic growth and commercial opportunities Annual cost saving synergies initially estimated at $30 MM Potential interest savings Strategic Benefits Substantial management experience Significant midstream value chain assets Market driven cash flows Asset portfolio to have diversity, size and balance

Transaction Overview The transaction involves three principal components: EPD and GTM merge at exchange rate of 1.81x EPD unit for each GTM unit. Post Closing distribution to be at least $1.58 per unit. EPD will be the surviving parent partnership GTM will survive as a wholly-owned subsidiary of EPD Joint ownership of the combined MLP's GP - 90.1% by Enterprise Products Company (EPCO) and 9.9% by El Paso The sale of certain El Paso interests, including: Approximately 13.9 million of its 22 million LP units The South Texas gas processing plants associated with GTM's South Texas gas gathering/transmission system

Transaction Steps Step 1: Sale of 50% GP Interest (completed) EP receives $425 MM cash for the sale of a 50% interest in the cash flow of the GTM General Partner EP reacquires 9.9% ownership interest in GTM's GP from Goldman Sachs Step 2: Sale of EP Interests and Merger of MLPs Subject to customary regulatory, unit holder and FTC approvals At closing, EPD to acquire and retire $500 MM of EP owned GTM LP Units (13.8 MM units) EP to exchange its 50% interest in the GTM General Partner for a 9.9% interest in the EPD General Partner and $370 MM in cash Merger and unit exchange occurs resulting in GTM as a wholly-owned subsidiary of Enterprise Step 3: Purchase of South Texas Midstream Assets At closing, EPD to acquire 9 gas processing facilities and 1 treating facility associated with GTM's South Texas gathering assets for $150 MM

Pro Forma Ownership and Structure



EPCO, Dan Duncan & Affiliates
El Paso Corporation
Limited Partners
90.1%
9.9%
Enterprise Products Partners GP, LLC (the general partner)
EPCO, Dan Duncan & Affiliates
Shell Oil Company
El Paso Corporation
Public
35.4%
11.9%
3.9%
46.8%
2%
Enterprise Products Partners L.P. (a master limited partnership)
GulfTerra Energy Partners, L.P.

12

EPD Investment Considerations 2nd largest publicly traded energy partnership (MLP) with a pro- forma merger enterprise value (market capitalization plus debt) in excess of $13.0 Billion 336th on Fortune's 500 List 7th on Forbe's list of America's 25 fastest growing big companies Growth oriented Rapid expansion since company was formed in 1968 Completed approximately $3.1 billion of investments in growth projects and acquisitions since IPO in July 1998 Attractive yield and tax deferral Significant market position across the midstream natural gas and NGL value chain Management's interests are aligned with the public partners Management and their affiliates own 35%+ of the pro forma LP units outstanding GP's incentive distribution rights are capped at 25% compared to 50% for most other MLPs